UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2024

EWSB BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-277828	Applied For
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

109 West Second Street, Kaukauna, Wisconsin	54130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:             (920) 766-4646

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On June 28, 2024, EWSB Bancorp, Inc. (“EWSB Bancorp”), a Maryland corporation and the proposed stock holding company for East Wisconsin Savings Bank (the “Bank”), EWSB Bancorp, Inc., a Wisconsin corporation and the current mid-tier holding company of the Bank, Wisconsin Mutual Bancorp, MHC (the “MHC”), a Wisconsin mutual holding company and the current mutual holding company of the Bank, and the Bank entered into an Agency Agreement with Performance Trust Capital Partners, LLC (“Performance Trust”). Performance Trust will assist in the marketing of EWSB Bancorp’s common stock during EWSB Bancorp’s stock offering in connection with the MHC’s pending conversion from a mutual to stock form. Performance Trust will serve as the sole manager in the event a syndicated community offering is conducted.

For its marketing agent services in the subscription and community offerings, Performance Trust has received a management fee of $25,000 and will receive at the closing of the stock offering a success fee equal to the greater of (i) $250,000 or (ii) 1.0% of the aggregate purchase price of the shares of EWSB Bancorp’s common stock sold in the subscription and community offerings, excluding shares purchased by or on behalf of: (A) any employee benefit plan or trust of EWSB Bancorp or the Bank established for the benefit of its directors, officers and employees; and (B) any director, officer or employee of EWSB Bancorp or the Bank or members of their immediate families (whether directly or through a personal trust),. The $25,000 management fee will be credited against the success fee paid at closing. If EWSB Bancorp conducts a syndicated community offering, EWSB Bancorp will pay a fee of 5.0% of the aggregate dollar amount of common stock sold in the syndicated community offering.

Performance Trust also will be reimbursed for its reasonable out-of-pocket expenses up to a maximum of $100,000 for legal fees and expenses and $10,000 for all other out-of-pocket expenses (which may be increased to $20,000 in the event of re-solicitation of subscribers).

In addition, Performance Trust will receive a fee of $30,000 for its services as records agent and stock information center manager, of which $10,000 will become payable upon the mailing of the offering materials, provided, however, in the event of any unusual or additional items or duplication of services required as a result certain circumstances, such fee may be increased by up to $10,000. Performance Trust will also be reimbursed up to $25,000 for reasonable out-of-pocket expenses related to its engagement as records agent and stock information center manager.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-277828) filed by EWSB Bancorp under the Securities Act of 1933, as amended, and a related prospectus dated June 28, 2024.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

1.1	Agency Agreement dated June 28, 2024, by and among EWSB Bancorp, Inc., EWSB Bancorp, Inc., Wisconsin Mutual Bancorp, MHC, East Wisconsin Savings Bank and Performance Trust Capital Partners, LLC (exhibit omitted)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EWSB BANCORP, INC.

DATE: June 28, 2024	By:	/s/ Charles D. Schmalz
Charles D. Schmalz
President and Chief Executive Officer